AMENDMENT NO. 2 TO, AND WAIVER UNDER, THE BACKSTOP COMMITMENT AGREEMENT

THIS AMENDMENT NO. 2 TO, AND WAIVER UNDER, (this “Amendment”) the Backstop Commitment Agreement, made by and among Exide Technologies and the Backstop Parties party thereto, dated January 7, 2015 (as amended, supplemented or otherwise modified from time to time, the “Backstop Commitment Agreement”), is made on March 31, 2015. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Backstop Commitment Agreement.

RECITALS

WHEREAS, in connection with the Restructuring Transactions contemplated in the Plan Support Agreement, on or about January 7, 2015, certain holders of Senior Secured Note Claims who are Backstop Parties executed the Backstop Commitment Agreement;

WHEREAS, Section 10.7 of the Backstop Commitment Agreement permits certain amendments to the Backstop Commitment Agreement, in writing, if signed by the Requisite Backstop Parties and the Debtor and with respect to certain matters set forth therein, only if signed by each Backstop Party and the Debtor; and

WHEREAS, pursuant to Section 10.7 of the Backstop Commitment Agreement, the Backstop Parties signatory hereto and the Debtor wish to amend the Backstop Commitment Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Requisite Backstop Parties and the Debtor hereby agree as follows:

1. Amendments to the Backstop Commitment Agreement.

1.1 The recitals of the Backstop Commitment Agreement are hereby replaced in their entirety with the following:

WHEREAS, on June 10, 2013 (the “Petition Date”), Exide commenced a voluntary reorganization case captioned In re Exide Technologies, Ch. 11 Case No. 13-11482 (KJC) (Bankr. D. Del. Jun. 10, 2013) (the “Chapter 11 Case”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, in connection with the Chapter 11 Case, certain members of the Unofficial Noteholder Committee, other holders of the Senior Secured Note Claims and Exide have engaged in discussions to effect a restructuring of Exide through a chapter 11 plan of reorganization substantially on the terms set forth in the Plan (as defined herein) and that certain Second Amended and Restated Plan Support Agreement dated as of January 6, 2015 among the Debtor, the Backstop Parties and certain other holders of Senior Secured Note Claims (as defined herein) (as amended, supplemented or otherwise modified from time to time, the “PSA” and, together with the transactions contemplated therein and under the Plan (as defined herein), all of which shall be substantially on the terms and conditions described in the PSA, the “Restructuring Transactions”);

WHEREAS, (i) the Debtor filed the Plan of Reorganization of Exide Technologies dated as of November 17, 2014 [D.I. 2632] (the “Initial Plan”) consistent with the Plan Support Agreement, (ii) the Debtor filed the First Amended Plan of Reorganization of Exide Technologies dated as of January 30, 2105 [D.I. 3060] (the “First Amended Plan”), (iii) the Debtor filed the Second Amended Plan of Reorganization of Exide Technologies dated as of February 4, 2015 [D.I. 3096] (the “Second Amended Plan”) reflecting comments from parties in interest, (iv) the Debtor filed the Third Amended Plan of Reorganization of Exide Technologies dated as of March 25, 2105 [D.I. 3369] (the “Third Amended Plan”); and (v) the Debtor filed the Fourth Amended Plan of Reorganization of Exide Technologies dated as of March 27, 2105 [D.I. 3409] (the “Fourth Amended Plan”);

WHEREAS, on February 4, 2015, the Bankruptcy Court entered (i) the Order Authorizing and Approving the Debtor’s: (I) Entry Into a Plan Support Agreement and (II)(A) Entry Into a Backstop Commitment Agreement, (B) Payment of Related Fees and Expenses, and (C) Incurrence of Certain Indemnification Obligations [D.I. 3087]; (ii) the Order Under Bankruptcy Code Sections 105 and 363 and Bankruptcy Rule 9019 Authorizing and Approving the Debtor’s Entry into Settlement Agreement with the Official Committee of Unsecured Creditors and Consenting Creditors of the Unofficial Noteholders’ Committee [D.I. 3093] (the “Settlement Order”) authorizing the Debtor’s entry into that certain settlement agreement dated on or about January 27, 2015 among the Debtor, the Required Consenting Creditors and certain members of the Official Committee of Unsecured Creditors of Exide Technologies (the “UCC Settlement”); and (iii) the Order (A) Approving the Adequacy of the Debtor’s Disclosure Statement with Respect to the Plan of Reorganization of Exide Technologies; (B) Approving Solicitation and Notice Procedures with Respect to Confirmation of the Debtor’s Proposed Plan of Reorganization; (C) Approving the Form of Various Ballots and Notices in Connection Therewith; and (D) Scheduling Certain Dates with Respect Thereto [D.I. 3092] approving among other things the adequacy the Debtor’s disclosure statement with respect to the Plan (as amended, supplemented or otherwise modified from time to time in accordance with the PSA and this Agreement, the “Disclosure Statement”);

WHEREAS, on March 27, 2015, the Bankruptcy Court entered the Findings of Fact, Conclusions of Law and Order Confirming Fourth Amended Plan [D.I. 3423] (the “Confirmation Order”);

WHEREAS, in connection with the Restructuring Transactions, each Backstop Party has entered into this Commitment Agreement and become a party hereto and has agreed (on a several and not joint basis) in connection with a Rights Offering of up to $175.0 million of New Second Lien Convertible Notes, to purchase (x) such Backstop Party’s Primary Notes, and (y) up to its Backstop Commitment Amount of the Backstop Notes, if any.

1.2 All references to the “PSA Term Sheet” in the Backstop Commitment Agreement shall be replaced with references to the “Plan.”

1.3 The definition of “Confirmation Order” in Section 1.1 is hereby replaced in its entirety as follows:

“Confirmation Order” has the meaning set forth in the recitals.

1.4 The definition of “Emergence Available Liquidity Target” in Section 1.1 is hereby replaced in its entirety as follows:

“Emergence Available Liquidity Target” means $190.0 million; provided, however, that the Emergence Available Liquidity Target shall be reduced dollar for dollar by: (i) the amount by which the net proceeds received by Exide and/or its Subsidiaries pursuant to the Frisco Master Settlement Agreement is less than the amount projected to be received as set forth in the projections filed by Exide with the Bankruptcy Court on November 25, 2014; (ii) the amount of any cash settlement paid by Exide and/or its Subsidiaries in respect of the AQMD Complaint; and (iii) the amount of any cash paid by Exide and/or its Subsidiaries in respect of claims of prepetition unsecured creditors (or any fee and expense related thereto); provided, that notwithstanding the foregoing reductions, in no event shall the Emergence Available Liquidity Target be less than $[141] million.

1.5 The first sentence of Section 2.4(a) of the Backstop Commitment Agreement is hereby replaced in its entirety with the following:

(A) On the later to occur of April 7, 2015 and the date on which Exide has received an executed commitment letter to provide the Exit ABL Revolver Financing from one or more bona fide third-party lenders, which shall be in form and substance reasonably satisfactory to the Requisite Backstop Parties, Exide, or the Rights Offering Subscription Agent on behalf of Exide, shall deliver to each Backstop Party a written notice (the “Initial Funding Notice”) and (B) if an Escrow Release occurs, no later than the second (2nd) Business Day prior to the anticipated Plan Effective Date, Exide, or the Rights Offering Subscription Agent on behalf of Exide, shall deliver to each Backstop Party an additional written notice (the “Subsequent Funding Notice” and, together with the Initial Funding Notice, a “Funding Notice”), in each case of (i) the aggregate principal amount of Rights Offering Notes elected to be purchased by the Rights Offering Participants and the aggregate Purchase Price therefor; (ii) the aggregate principal amount of Backstop Notes, if any, and the aggregate Purchase Price therefor; (iii) the aggregate principal amount of Primary Notes and Backstop Notes to be issued and sold by Exide to such Backstop Party and the aggregate Purchase Price therefor; and (iv) the escrow account to which such Backstop Party shall deliver and pay the aggregate Purchase Price for such Primary Notes and Backstop Notes (the “Backstop Escrow Account”).

1.6 The third sentence of Section 2.4(b) of the Backstop Commitment Agreement is hereby replaced in its entirety with the following:

The funds held in the Backstop Escrow Account shall be released to the Backstop Parties, and each Backstop Party shall receive from the Backstop Escrow Account the cash amount actually funded to the Backstop Escrow Account by such Backstop Party, plus any interest accrued thereon, promptly following the earlier to occur of (i) the termination of this Commitment Agreement in accordance with its terms and (ii) the sixth (6th) Business Day following the Initial Funding Notice if the Closing shall not have occurred; provided, however, that the date of any release pursuant to this Section 2.4(b)(ii) may be extended by Exide in its sole discretion until no later than April 30, 2015 if and for so long as (x) Exide has received one or more commitments to provide the Exit ABL Revolver Financing from one or more bona fide third-party lenders, which commitments remain in effect; and (y) Exide is otherwise continuing to work in good faith toward consummation of the Plan Effective Date; provided, further, that, if the funds are released from the Backstop Escrow Account pursuant to the foregoing clause (ii) (an “Escrow Release”), each Backstop Party shall be required to re-deliver such released funds no later than two (2) Business Days after receipt of a Subsequent Funding Notice; provided, further, that, notwithstanding the foregoing, the Requisite Backstop Parties may waive an Escrow Release with respect to all or a portion of the funds held in the Backstop Escrow Account, and may agree that all or a portion of such funds shall remain in the Backstop Escrow Account until the earlier to occur of (i) the termination of this Commitment Agreement in accordance with its terms, (ii) the Closing, or (iii) such other date as determined by the Requisite Backstop Parties, in their sole discretion.

1.7 Section 7.2(c)(i) is hereby replaced in its entirety with the following:

(c)(i) A services agreement for the post-Effective Date transition of senior management positions provided by employees of Alvarez & Marsal North America, LLC shall be in form and substance reasonably satisfactory to the Requisite Backstop Parties, with the effective date of the transition services agreement commencing on a date reasonably agreed by the Requisite Backstop Parties.

1.8 Section 9.1(g) is hereby replaced in its entirety with the following:

(g) by Exide or any Backstop Party (other than a Defaulting Backstop Party) if the Closing Date has not occurred by 11:59 p.m., New York City time on or before April 30, 2015 (as it may be extended pursuant to this Section 9.1(g), the “Outside Date”); provided that, upon the occurrence of a Backstop Party Default, the Outside Date shall be extended in accordance with Section 2.3(a) during a Cover Transaction Period;

2. Conditions to Obligations. Except as set forth in Section 3 below, the Conditions to the Obligations of the Parties set forth in Sections 7.1 and 7.2 of the Backstop Commitment Agreement have not been fully satisfied in accordance with their terms. Nothing herein, nor any delay on the part of any of the Backstop Parties in exercising any right, power or privilege pursuant to the Backstop Commitment Agreement or herein, shall operate as a waiver of, nor preclude any other or further exercise of, any of the Backstop Parties’ rights under the Backstop Commitment Agreement, including under Article VII and Article IX thereto and under applicable law with respect to the satisfaction of any conditions precedent and the existence, if any, of termination events thereunder, and all such rights are fully preserved.

3. Waiver. Pursuant to and in accordance with Section 7.3 of the Backstop Commitment Agreement, effective as of the date hereof, the undersigned hereby irrevocably waive each of the condition set forth in Section 7.2(g) and (h), as and to the extent that any breach or inaccuracy of any representation or warranty or any failure to perform or comply with any covenant or agreement relates to Exide’s entry into, the subject matter of, or the terms and conditions of (i) that certain Non-Prosecution Agreement reached by Exide with the United States Attorneys Office for the Central District of California or (ii) that certain amendment to the 2014 stipulation and order with the California Department of Toxic Substances Control that provides a framework for the orderly closure and cleanup of the Vernon Facility, in each case as announced by Exide on March 12, 2015. The undersigned hereby irrevocably waive any right to terminate the Backstop Commitment Agreement as a result of the conditions waived in this clause (b), including pursuant to Section 9.1(d)(vi).

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which, when so executed, shall constitute the same instrument and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

5. Effectiveness. In accordance with Section 10.7 of the Backstop Commitment Agreement, this Amendment shall be effective and binding upon the Parties as of the date on which: (i) the Debtor shall have executed and delivered a counterpart signature page of this Amendment to counsel to the Unofficial Noteholder Committee and (ii) (a) with respect to the amendments set forth in Section 1.8 hereof, as to each Backstop Party, on the date such Backstop Party shall have executed and delivered a counterpart signature page of this Amendment to counsel to the Debtor; and (b) with respect to all other provisions of this Amendment, the Requisite Backstop Parties shall have executed and delivered counterpart signature pages of this Amendment to counsel to the Debtor.

6. Headings. The headings of the sections, paragraphs and subsections of this Amendment are inserted for convenience only and shall not affect the interpretation hereof.

7. Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York and, to the extent applicable, the Bankruptcy Code.

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IN WITNESS WHEREOF, this Amendment has been executed on the date set forth above.

EXIDE TECHNOLOGIES

By:

Name:
Title:

BACKSTOP PARTIES

Alliance Bernstein High Income Fund, AB Global High Income Fund, ACM Global High Yield- Offshore and certain other affiliates

By:

Name:
Title:

The Northwestern Mutual Life Insurance Company

By:

Name:
Title:

Nomura Corporate Research and Asset Management Inc. as investment manager on behalf of funds and accounts it manages

By:

Name:
Title:

MacKay Shields LLC, as investment advisor on behalf of certain funds and accounts it manages

By:

Name:
Title:

Neuberger Berman Fixed Income LLC, as investment manager on behalf of various funds it manages

By:

Name:
Title:

D.E. Shaw Galvanic Portfolios, L.L.C.

By:

Name:
Title:

BDCM Opportunity Fund III, L.P.
By: BDCM Opportunity Fund III Adviser, L.L.C., its Investment Manager

By:

Name:
Title:

Stonehill Capital Management LLC

By:

Name:
Title: